Exhibit 10.3

Return to:

Catherine S. Moore
Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Parkway, Suite 600
Atlanta, Georgia 30339-5947

DEED TO SECURE DEBT AND ASSIGNMENT OF RENTS

        This DEED TO SECURE DEBT AND ASSIGNMENT OF RENTS (hereafter referred to as “Deed”) made as of April 28, 2008, by and between Wachovia Bank, National Association, a national banking association, whose address is 171 17th Street N.W., Building 100, Mail Code 4506, Atlanta, Georgia 30363 (“Bank”), and Roberts Properties Residential, L.P., whose address is 450 Northridge Parkway Suite 300, Atlanta, Georgia 30350 (“Grantor”).

W I T N E S S E T H :

        To secure payment and performance of obligations under the Forsyth Note (as defined below), the Gwinnett Note (as defined below), this Deed to Secure Debt, any present or future Letters of Credit issued by Bank for the account of Grantor, other loan documents as defined in the Gwinnett Note and as defined in the Forsyth Note (the “Loan Documents”), and swap agreements as defined in 11 U.S.C. § 101, as in effect from time to time, all other indebtedness of Grantor to Bank whenever borrowed or incurred, whether or not reasonably contemplated by the parties hereto as of the date hereof, and any renewals, extensions, novations, or modifications of the foregoing (collectively the “Obligations”), and in consideration of these premises and for other consideration. Grantor does grant and convey unto Bank (for itself and its affiliates), its successors and assigns, in fee simple, all of Grantor’s right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the “Property”): (i) all those certain tracts of land in the County of Fulton, State of Georgia described in Exhibit A attached hereto and made part hereof (the “Land”); (ii) all buildings and improvements now or hereafter erected on the Land; (iii) all fixtures attached to the Land or any buildings or improvements situated thereon; and (iv) all estates, rights, tenements, hereditaments, privileges, rents, issues, profits easements, and appurtenances of any kind benefiting the Land; all means of access to and from the Land, whether public or private; and all water and mineral rights. As used herein, the term “Note” means individually or collectively, as indicated by the context, the Forsyth Note and the Gwinnett Note; the term “Gwinnett Note” means that certain Promissory Note dated as of December 6, 2006, in the amount of $8,175,000.00, and made by Grantor payable to Bank, as amended by First Consolidated Amendatory Agreement dated as of December 6, 2007, and as further amended by Second Consolidated Amendatory Agreement and Agreement Regarding Cross-Default and Cross-Collateralization of Loans dated as of even date herewith, which Gwinnett Note matures on April 30, 2009; and the term “Forsyth Note” means that certain Promissory Note dated as of January 31, 2006, in the amount of $4,077,000.00, and made by Grantor payable to Bank, as amended by First Consolidated Amendatory Agreement dated as of January 26, 2007, and as further amended by Second Consolidated Amendatory Agreement dated as of December 6, 2007, and as further amended by Third Consolidated Amendatory Agreement and Agreement Regarding Cross-Default and Cross-Collateralization of Loans dated as of even date herewith, which Forsyth Note matures on April 30, 2009.

        In the event that Grantor is the owner of a leasehold estate with respect to any portion of the Property and Grantor obtains a fee estate in such portions of the Property, then, such fee estate shall automatically, and without further action of any kind on the part of the Grantor, be and become subject to the security title and lien of this Agreement.

        TO HAVE AND TO HOLD the Property and all the estate, right, title and interest, in law and in equity, of Grantor’s in and to the Property unto Bank, its successors and assigns, in fee simple, forever.

        Grantor WARRANTS AND REPRESENTS that Grantor is lawfully seized of the Property, in fee simple, absolute, that Grantor has the legal right to convey and encumber the same, and that the Property is free and clear of all liens and encumbrances. Grantor further warrants and will forever defend all and singular the Property and title thereto to Bank and Bank’s successors and assigns, against the lawful claims of all persons whomsoever. Grantor intends that this deed convey title as a security deed, not a mortgage, under the laws of the State of Georgia.

        PROVIDED ALWAYS that if (i) all the Obligations (including without limitation, all termination payments and any other amounts due under or in connection with any swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) secured hereunder) are paid in full, (ii) each and every representation, warranty, agreement, covenant and condition of this Deed to Secure Debt, and the other Loan Documents, are complied with and abided by, and (iii) any and all swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) secured hereunder have matured or been terminated, then Bank shall furnish an instrument canceling this Deed to Secure Debt as provided by law at Grantor’s cost.

        To protect the security of this Deed to Secure Debt, Grantor further represents and agrees with Bank as follows:

         Payment of Obligations. That the Obligations shall be timely paid and performed.

        Other Indebtedness Secured. Bank may, from time to time, without the consent of Grantor, limit the Obligations secured hereby by releasing or exempting certain Obligations from the security of this Deed to Secure Debt without impairing the security for Obligations not released or exempted. The Obligations secured by this Deed to Secure Debt may include obligations under revolving loan accounts.

Nothing herein obligates Bank to provide credit in excess of the Obligations.

        Leases, Subleases and Easements. Grantor shall maintain, enforce and cause to be performed all of the terms and conditions under any lease, sublease or easement which may constitute a portion of the Property. Grantor shall not, without the consent of Bank (which consent shall not be unreasonably withheld or delayed), enter into any new lease of all or any portion of the Property, agree to the cancellation or surrender under any lease of all or any portion of the Property, agree to prepayment of rents, issues or profits (other than rent paid at the signing of a lease or sublease), modify any such lease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option; and any such purported new lease, cancellation, surrender, prepayment or modification made without the consent of Bank shall be void as against Bank.

        Required Insurance. Grantor shall maintain with respect to the Property: (i) during construction of any improvements on the Property, “all-risk” builders risk insurance which must include windstorm, hail damage, fire and vandalism (non-reporting Completed Value with Special Cause of Loss form), in an amount not less than the completed replacement value of the improvements under construction, naming Bank as mortgagee and loss payee; (ii) upon completion of construction, upon occupancy of any improvements, and at all other times, insurance against loss or damage by fire and other casualties and hazards by insurance written on an “all risks” basis, including malicious mischief coverage, in an amount not less than the replacement cost thereof, including coverage for loss of rents or business interruption if applicable, naming Bank as loss payee and mortgagee; (iii) if the Property is required to be insured pursuant to the National Flood Reform Act of 1994, and the regulations promulgated thereunder, flood insurance is required in the amount equal to the lesser of the loan amount or maximum available under the National Flood Insurance Program, but in no event should the amount of coverage be less than the value of the improved structure, naming Bank as mortgagee and loss payee. If, after closing, the Property (or any part thereof) is remapped and if the vertical improvements are determined to be located in a special flood hazard area, Grantor must obtain and maintain a flood insurance policy. If, within forty-five (45) days of receipt of notification from Bank that the Property has been reclassified by FEMA as being located in a special flood hazard area, Grantor has not provided sufficient evidence of flood insurance, Bank is mandated under federal law to purchase flood insurance on behalf of Grantor, and Bank will add the associated costs to the principal balance of the Note. If the land or any portion thereof is located in a special flood hazard area, this Agreement may be terminated by Bank at its sole option; (iv) as applicable, insurance which complies with the workers’ compensation and employers’ liability laws of all states in which Grantor shall be required to maintain such insurance; and (v) liability insurance providing coverage in such amount as Bank may require but in no event less than $1,000,000.00 combined single limit, naming Bank as an additional insured; and (vi) such other insurance as Bank may require from time to time.

        All property insurance policies shall contain an endorsement or agreement by the insurer in form satisfactory to Bank that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Grantor and the further agreement (within both the property and liability policies) of the insurer waiving rights of subrogation against Bank, and rights of set-off, counterclaim or deductions against Grantor.

        All insurance policies shall be in form, provide coverages, be issued by companies and be in amounts satisfactory to Bank. At least 30 days prior to the expiration of each such policy, Grantor shall furnish Bank with evidence satisfactory to Bank that such policy has been renewed or replaced or is no longer required hereunder. All such policies shall provide that the policy will not be canceled or materially amended without at least 30 days prior written notice to Bank. In the event Grantor fails to provide, maintain, keep in force, and furnish to Bank the policies of insurance required by this paragraph, Bank may procure such insurance or single-interest insurance in such amounts, at such premium, for such risks and by such means as Bank chooses, at Grantor’s expense; provided however, Bank shall have no responsibility to obtain any insurance, but if Bank does obtain insurance, Bank shall have no responsibility to assure that the insurance obtained shall be adequate or provide any protection to Grantor.

        Insurance Proceeds. After occurrence of any loss to any of the Property, Grantor shall give prompt written notice thereof to Bank.

        In the event of such loss all insurance proceeds, including unearned premiums, shall be payable to Bank, and Grantor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Bank and not to Bank and Grantor jointly. Bank is hereby authorized by Grantor to make proof of loss if not promptly made by Grantor, settle, adjust or compromise any claims for loss or damage under any policy or policies of insurance and Grantor appoints Bank as its attorney-in-fact to receive and endorse any insurance proceeds to Bank, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied. Grantor shall pay the costs of collection, including attorneys’ fees, of insurance proceeds payable on account of such damage or destruction Grantor shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Bank as security for payment of the Obligations.

        In the event of any damage to or destruction of the Property, Bank shall have the option of applying or paying all or part of the insurance proceeds to (i) the Obligations in such order as Bank may determine, (ii) restoration, replacement or repair of the Property in accordance with Bank’s standard construction loan disbursement conditions and requirements, or (iii) Grantor. Nothing herein shall be deemed to excuse Grantor from restoring, repairing and maintaining the Property as required herein.

        Impositions; Escrow Deposit. Grantor will pay all taxes, levies, assessments and other fees and charges imposed upon or which may become a lien upon the Property under any law or ordinance (all of the foregoing collectively “Impositions”) before they become delinquent and in any event in the same calendar year in which they first become due. Upon request of Bank after the occurrence of a Default, Grantor shall add to each periodic payment required under the Note the amount estimated by Bank to be sufficient to enable Bank to pay, as they come due, all Impositions and insurance premiums which Grantor is required to pay hereunder. Payments requested under this provision shall be supplemented or adjusted as required by Bank from time to time. Such funds may be commingled with the general funds of Bank and shall not earn interest. Upon the occurrence of a Default, Bank may apply such funds to pay any of the Obligations.

        Use of Property. Grantor shall use and operate, and require its lessees or licensees to use and operate, the Property in compliance with all applicable laws (including, for example, the Americans with Disabilities Act and the Fair Housing Act) and ordinances, covenants, and restrictions, and with all applicable requirements of any lease or sublease now or hereafter affecting the Property. Grantor shall not permit any unlawful use of the Property or any use that may give rise to a claim of forfeiture of any of the Property. Grantor shall not allow changes in the stated use of Property from that disclosed to Bank at the time of execution hereof. Grantor shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and written consent of, Bank.

        Maintenance, Repairs and Alterations. Grantor shall keep and maintain the Property in good condition and repair and fully protected from the elements to the satisfaction of Bank. Grantor will not remove, demolish or structurally alter any of the buildings or other improvements on the Property (except such alterations as may be required by laws, ordinances or regulations) without the prior written consent of Bank. Grantor shall promptly notify Bank in writing of any material loss, damage or adverse condition affecting the Property.

        Eminent Domain. Should the Property or any interest therein be taken or damaged by reason of any public use or improvement or condemnation proceeding (“Condemnation”), or should Grantor receive any notice or other information regarding such Condemnation, Grantor shall give prompt written notice thereof to Bank. Bank shall be entitled to all compensation, awards and other payments or relief granted in connection with such Condemnation and, at its option, may commence, appear in and prosecute in its own name any action or proceedings relating thereto. Bank shall be entitled to make any compromise or settlement in connection with such taking or damage. All compensation, awards, and damages awarded to Grantor related to any Condemnation (the “Proceeds”) are hereby assigned to Bank and Grantor agrees to execute such further assignments of the Proceeds as Bank may require. Bank shall have the option of applying or paying the Proceeds in the same manner as insurance proceeds as provided herein. Grantor appoints Bank as its attorney-in-fact to receive and endorse the Proceeds to Bank, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

        Environmental Condition of Property and Indemnity. Grantor warrants and represents to Bank, except as reported by Grantor to Bank in writing, that: (i) Grantor has inspected and is familiar with the environmental condition of the Property; (ii) the Property and Grantor, and any occupants of the Property, are in compliance with and shall continue to be in compliance with all applicable federal, state and local laws and regulations intended to protect the environment and public health and safety as the same may be amended from time to time (“Environmental Laws”); (iii) the Property is not and has never been used to generate, handle, treat, store or dispose of, in any quantity, oil, petroleum products, hazardous or toxic substances, hazardous waste, regulated substances or hazardous air pollutants (“Hazardous Materials”) in violation of any Environmental Laws; (iv) no Hazardous Materials (including asbestos, mold or lead paint in any form) are located on or under the Property or emanate from the Property; (v) there are no unregistered underground storage tanks on the Property that are subject to any underground storage tank registration laws or regulations; (vi) no notice has been received with regard to any Hazardous Material on the Property; (vii) no action, investigation or proceeding is pending or to Grantor’s knowledge threatened which seeks to enforce any right or remedy against Grantor or the Property under any Environmental Law; and (viii) all licenses, permits and other governmental or regulatory actions necessary for the Property to comply with Environmental Laws shall be obtained and maintained and Grantor shall assure compliance therewith.

        Further, Grantor represents to Bank that no portion of the Property is a protected wetland. Grantor agrees to notify Bank immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of the Property and shall conduct and complete all investigations and all cleanup actions necessary to comply with the Environmental Laws and to remove, in accordance with Environmental Laws, any Hazardous Material from the Property.

        Grantor shall indemnify, hold harmless, and defend Bank from and against any and all damages, penalties, fines, claims, suits, liabilities, costs, judgments and expenses, including attorneys’, consultants’ or experts’ fees of every kind and nature incurred, suffered by or asserted against Bankas a direct or indirect result of: (i) representations made by Grantor in this Section being or becoming untrue in any material respect; (ii) Grantor’s violation of or failure to meet the requirements of any Environmental Laws; or (iii) Hazardous Materials which, while the Property is subject to this Deed to Secure Debt, exist on the Property. Bank shall have the right to arrange for or conduct environmental inspections of the Property from time to time (including the taking of soil, water, air or material samples). The cost of such inspections made after Default (as hereinafter defined) or which are required by laws or regulations applicable to Bank shall be borne by Grantor. However, Grantor’s indemnity shall not apply to any negligent or intentional act of Bank which takes place after foreclosure or satisfaction of this Deed to Secure Debt. These indemnification obligations are in addition to General Indemnification provisions set forth hereafter. Grantor’s Obligations under this section shall continue, survive and remain in full force and effect notwithstanding the repayment of the Obligations, a foreclosure of or exercise of power of sale under this instrument, a delivery of a deed in lieu of foreclosure, a cancellation or termination of record of this instrument and the transfer of the Property.

        Appraisals. Grantor agrees that Bank may obtain an appraisal of the Property when required by the regulations of the Federal Reserve Board or the Office of the Comptroller of the Currency, or any other regulatory agency or at such other times as Bank may reasonably require. Such appraisals shall be performed by an independent third party appraiser selected by Bank. The cost of such appraisals shall be borne by Grantor. If requested by Bank, Grantor shall execute an engagement letter addressed to the appraiser selected by Bank. Grantor’s failure or refusal to sign such an engagement letter, however, shall not impair Bank’s right to obtain such an appraisal. Grantor agrees to pay the cost of such appraisal within 10 days after receiving an invoice for such appraisal.

        Inspections.  Bank, or its representatives or agents, are authorized to enter at any reasonable time upon any part of the Property for the purpose of inspecting the Property and for the purpose of performing any of the acts it is authorized to perform under the terms of this Deed to Secure Debt.

        Liens and Subrogation. Grantor shall pay and promptly discharge all liens, claims and encumbrances upon the Property. Grantor shall have the right to contest in good faith the validity of any such lien, claim or encumbrance, provided: (i) such contest suspends the collection thereof or there is no danger of the Property being sold or forfeited while such contest is pending; (ii) Grantor first deposits with Bank a bond or other security satisfactory to Bank in such amounts as Bank shall reasonably require; and (iii) Grantor thereafter diligently proceeds to cause such lien, claim or encumbrance to be removed and discharged.

        Bank shall be subrogated to any liens, claims and encumbrances against Grantor or the Property that are paid or discharged through payment by Bank or with loan proceeds, notwithstanding the record cancellation or satisfaction thereof.

        Waiver of Grantor’s Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Property, (ii) in any way extending the time for the enforcement of the collection of the Note or the debt evidenced thereby or any of the other Obligations, and any rights to hearing prior to the exercise by Bank of any right, power, or remedy herein provided to Bank.

        To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or seek to take the benefit or advantage of any law now or hereafter in force providing for any exemption (including homestead exemption), appraisement, valuation, stay, extension or redemption, and Grantor for themselves and their respective heirs, devisees, representatives, successors and assigns, and for any and all persons claiming any interest in the Property, to the extent permitted by law, hereby waive and release all rights of valuation, appraisement, redemption, stay of execution, the benefit of all exemption laws, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. Grantor further waives any and all notices including, without limitation, notice of intention to accelerate and of acceleration of the Obligations.

        Payments by Bank. In the event of Default (as hereinafter defined) in the timely payment or performance of any of the Obligations, Bank, at its option and without any duty on its part to determine the validity or necessity thereof, may pay the sums for which Grantor is obligated. Further, Bank may pay such sums as Bank deems appropriate for the protection and maintenance of the Property including, without limitation, sums to pay Impositions and other levies, assessments or liens, maintain insurance, make repairs, secure the Property, maintain utility service, intervene in any condemnation and pay attorneys’ fees and other fees and costs to enforce this Deed to Secure Debt or protect the lien hereof (including foreclosure) or collect the Obligations, without limitation, including those incurred in any proceeding including bankruptcy or arbitration. Any amounts so paid shall bear interest at the default rate stated in the Note and shall be secured by this Deed to Secure Debt.

        Indemnification.  Grantor shall protect, indemnify and save harmless Bank from and against all losses, liabilities, obligations, claims, damages, penalties, fines, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted or assessed against Bank on account of or in connection with (i) the Loan Documents or any failure or alleged failure of Grantor to comply with any of the terms of, or the inaccuracy or breach of any representation in, the Loan Documents; (ii) the Collateral or any claim of loss or damage to the Property or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Property or the use, occupancy or operation thereof, (iii) any failure or alleged failure of Grantor to comply with any law, rule or regulation applicable to it or to the Property or the use, occupancy or operation of the Property (including, without limitation, the failure to pay any taxes, fees or other charges), provided that such indemnity shall be effective only to the extent of any Damages that may be sustained by Bank in excess of any net proceeds received by it from any insurance of Grantor (other than self-insurance) with respect to such Damages, (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Bank relating in any way to or any matter contemplated by the Loan Documents, (v) any claim for brokerage fees or such other commissions relating to the Property or any other Obligations, or (vi) any and all liability arising from any leases related to the Property. Nothing contained herein shall require Grantor to indemnify Bank for any Damages resulting from Bank’s gross negligence or its willful and wrongful acts. The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of Bank. In the event the Bank incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

        Assignment of Rents. Grantor hereby absolutely assigns and transfers to Bank all the leases, rents, issues and profits of the Property (collectively “Rents”). Although this assignment is effective immediately, so long as no Default exists, Bank gives to and confers upon Grantor the privilege under a revocable license to collect as they become due, but not prior to accrual, the Rents and to demand, receive and enforce payment, give receipts, releases and satisfactions, and sue in the name of Grantor for all such Rents. Grantor represents there has been no prior assignment of leases or Rents, and agrees not to further assign such leases or Rents. Upon any occurrence of Default, the license granted to Grantor herein shall be automatically revoked without further notice to or demand upon Grantor, and Bank shall have the right, in its discretion, without notice, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, (i) to enter upon and take possession of the Property, (ii) notify tenants, subtenants and any property manager to pay Rents to Bank or its designee, and upon receipt of such notice such persons are authorized and directed to make payment as specified in the notice and disregard any contrary direction or instruction by Grantor, and (iii) in its own name, sue for or otherwise collect Rents, including those past due, and apply Rents, less costs and expenses of operation and collection, including attorneys’ fees, to the Obligations in such order and manner as Bank may determine or as otherwise provided for herein. Bank’s exercise of any one or more of the foregoing rights shall not cure or waive any Default or notice of Default hereunder.

        Due on Sale or Further Encumbrance or Transfer of an Interest in Grantor. Without the prior written consent of Bank in each instance, Grantor shall not (i) sell, convey, transfer or encumber the Property, or any part thereof or interest therein, whether legal or equitable, (ii) cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily or by operation of law, or (iii) enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property. A “transfer” of the Property includes: (a) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Property; (c) if Grantor or any general partner or member of Grantor, is a corporation, partnership, limited liability company, trust or other business entity, the transfer, pledge, assignment or encumbrance (whether in one transaction or a series of transactions) of any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity including, without limitation, changes in stockholders, partners, members, managers, trustees, beneficiaries, or their respective interests; whether directly or indirectly; (d) if Grantor, or any general partner or member of Grantor, is a corporation, the creation or issuance of new stock by which an aggregate of more than 10% of such corporation’s stock shall be vested in a party or parties who are not now stockholders; and (e) an agreement by Grantor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases.

        The foregoing to the contrary notwithstanding, (a) if Grantor or if any of the parties directly or indirectly comprising Grantor shall die, dissolve, terminate or liquidate, or merge with or be consolidated into any other entity, or shall hypothecate, pledge, mortgage or otherwise encumber all or any part of the beneficial ownership interest in Grantor or shall attempt to do any of the same; or (b) if Grantor shall amend or modify, in a manner which would not adversely affect Bank, its articles of incorporation, bylaws, partnership agreement, certificate of partnership or other charter or enabling documents, Bank shall not unreasonably withhold, delay or condition its consent to (a) or (b) above. Bank acknowledges that (i) the limited partners of Grantor and the shareholders of general partner of Grantor, Roberts Realty Investors, Inc., a real estate investment trust (hereinafter “RRI”) may, without Bank’s consent, transfer and assign limited partnership units in Grantor and shares in RRI in the ordinary course of business; and (ii) Grantor may complete any merger or consolidation involving Grantor or RRI when Grantor or RRI is the surviving entity; provided, however, that nothing herein shall release Grantor or RRI from its obligations under the Loan Documents.

        Except as aforesaid, Bank’s consent to any conveyance or encumbrance may be conditioned upon an increase in the interest rate specified in the Note (or other Obligations), an extension or curtailment of the maturity of the Obligations, or other modification of the Note or this instrument.

        Remedies of Bank on Default. Failure of Grantor or any other person liable to timely pay or perform any of the Obligations is a default (“Default”) under this Deed to Secure Debt. Upon the occurrence of Default the following remedies are available, without limitation, to Bank: (i) Bank may exercise any or all of Bank’s remedies under this Deed to Secure Debt or other Loan Documents including, without limitation, acceleration of the maturity of all payments and Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) with Bank or any of its affiliates, which shall be due in accordance with and governed by the provisions of said swap agreements; (ii) Bank may take immediate possession of the Property or any part thereof (which Grantor agrees to surrender to Bank) and manage, control or lease the same to such persons and at such rental as it may deem proper and collect and apply Rents to the payment of: (a) the Obligations, together with all costs and attorneys’ fees ; (b) all Impositions and any other levies, assessments or liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with interest on all such items; and (c) the cost of all alterations, repairs, replacements and expenses incident to taking and retaining possession of the Property and the management and operation thereof; all in such order or priority as Bank in its sole discretion may determine. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of the Property; (iii) Bank may apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate the Property or any part thereof, and to apply the Rents therefrom as hereinabove provided. In the event of such application, Grantor consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Grantor, without regard to whether Grantor has committed waste or permitted deterioration of the Property, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Grantor or any other person, firm or corporation who or which may be liable for the payment of the Obligations; and (iv) With respect to any portion of the Property governed by the UCC, Bank shall have all of the rights and remedies of a secured party thereunder. Bank may elect to foreclose upon any Property that is fixtures under law applicable to foreclosure of interests in real estate or law applicable to personal property. (b) Grantor hereby grants to Bank an irrevocable power of attorney coupled with an interest as follows: (i) to sell the Property or any part thereof at a sale conducted at the time and place and in the usual manner of sheriff’s sales in the county in which the Property or a part thereof is located after notice and advertising as required by law; (ii) to conduct such additional sales of the Property or any part thereof until all the Property is sold or the Obligations are satisfied; (iii) to execute and deliver to the purchaser at such sale a deed conveying the Property in fee simple with full warranties of title, thus divesting Grantor of any and all incidents of ownership, equitable and legal, to the Property; (iv) to make any recitals of fact, in the deed so delivered, deemed appropriate by Bank to confirm all right, title and interest in the Property in such purchaser, and (v) to bid and purchase at such sale for itself and as successful bidder, may pay any portion of the purchase price by credit against the Obligations, (vi) to apply the proceeds of sale of the Property, first to expenses of publication, notice and sale, second to the Obligations and the remaining portion as required by law.

        Miscellaneous Provisions. Grantor agrees to the following: (i) All remedies available to Bank with respect to this Deed to Secure Debt or available at law or in equity shall be cumulative and may be pursued concurrently or successively. No delay by Bank in exercising any remedy shall operate as a waiver of that remedy or of any Default. Any payment by Bank or acceptance by Bank of any partial payment shall not constitute a waiver by Bank of any Default; (ii) Grantor represents that Grantor (a) is (1) an adult individual and is sui juris, or (2) a corporation, general partnership, limited partnership, limited liability company or other legal entity, duly organized, validly existing and in good standing under the laws of its state of organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization (b) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (c) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Deed to Secure Debt and any other Loan Document to which it is a party. (iii) The provisions hereof shall be binding upon and inure to the benefit of Grantor, its heirs, personal representatives, successors and assigns including, without limitation, subsequent owners of the Property or any part thereof, and shall be binding upon and inure to the benefit of Bank, its successors and assigns and any future holder of the

Note or other Obligations; (iv) Any notices, demands or requests shall be sufficiently given Grantor if in writing and mailed or delivered to the address of Grantor shown above or to another address as provided herein and to Bank if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7628, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7628, 10 South Jefferson Street, Roanoke, VA 24011, or such other address as Bank may specify from time to time and in the event that Grantor changes Grantor’s address at any time prior to the date the Obligations are paid in full, that party shall promptly give written notice of such change of address by registered or certified mail, return receipt requested, all charges prepaid. Notices to Bank must include the mail code. (v) This Deed to Secure Debt may not be changed, terminated or modified orally or in any manner other than by an instrument in writing signed by the parties hereto; (vi) All references to “Bank” shall mean to “Bank (for itself and its affiliate)"; (vii) The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not a part of this Deed to Secure Debt; (viii) If the lien of this Deed to Secure Debt is invalid or unenforceable as to any part of the Obligations, the unsecured portion of the Obligations shall be completely paid (and all payments made shall be deemed to have first been applied to payment of the unsecured portion of the Obligations) prior to payment of the secured portion of the Obligations and if any clause, provision or obligation hereunder is determined invalid or unenforceable the remainder of this Deed to Secure Debt shall be construed and enforced as if such clause, provision or obligation had not been contained herein; (ix) This Deed to Secure Debt shall be governed by and construed under the laws of the jurisdiction where this Deed to Secure Debt is recorded; (x) Grantor by execution and Bank by acceptance of this Deed to Secure Debt agree to be bound by the terms and provisions hereof. Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

        Minimum Standards. In addition to the requirements set forth in the Loan Documents, all surveys, insurance, title policies, construction documents, environmental reports, payment and performance bonds, and any other due diligence or additional documents required in connection with this Loan, shall comply with Bank’s minimum standards in place from time to time for such documents, which shall be provided in writing by Bank to Grantor upon request.

        Cross-Default and Cross-Collateralization of Loans. Exhibit B is attached hereto and made a part hereof.

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        IN WITNESS WHEREOF, Grantor has duly signed and sealed this instrument as of the day and year first above written.

Grantor

Roberts Properties Residential, L.P.,
a Georgia limited partnership

By: Roberts Realty Investors, Inc.,
a Georgia corporation, its general partner

By: /s/ Charles R. Elliott
Name: Charles R. Elliott
Title: C.F.O. and Secretary

(CORPORATE SEAL)

Signed, sealed and delivered in presence of:

/s/ Carla Britton
Unofficial Witness

/s/ Joanne Roberts
Notary Public
My Commission Expires: July 27, 2010

(NOTARIAL SEAL)

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

CROSS-DEFAULT AND CROSS-COLLATERALIZATION OF LOANS

1.

In addition to the “Property” as defined in and encumbered by this Deed, the Grantor also owns the Gwinnett Parcel (as defined below) and the Forsyth Parcel (as defined below) (the Gwinnett Parcel, the Forsyth Parcel and the Property are referred to herein individually as a “Borrower Property” and collectively as the “Borrower’s Properties”).

2.	The Grantor acknowledges and agrees that all of the Borrower’s Properties will be treated as a single project through the imposition of cross-collateralization, cross-default and release provisions.

3.

In addition to the obligations secured by the Deed and described as “Obligations” therein, the Security Deed also secures the payment and performance of all obligations (the “Other Obligations”) secured by (i) that certain deed to secure debt (the “Gwinnett Security Deed”) made by Grantor, as grantor, to Bank, dated as of December 6, 2006 and recorded in the Office of the Clerk of the Superior Court of Gwinnett County, state of Georgia, in Deed Book 47335, Page 0739, as amended; and (ii) that certain deed to secure debt (the “Forsyth Security Deed”) made by Borrower, as grantor, to Lender, dated as of January 31, 2006 and recorded in the Office of the Clerk of the Superior Court of Forsyth County, state of Georgia, in Deed Book 4148, Page 600, as amended. The Gwinnett Security Deed and the Forsyth Security Deed are referred to herein either individually or collectively, as indicated by the context, as the “Other Security Deed”. The documents, instruments and agreements executed by the Grantor in connection with the Other Obligations including, without limitation the Gwinnett Security Deed and the Forsyth Security Deed, are sometimes hereinafter collectively referred to as the “Other Loan Documents”.

4.	In addition to the obligations secured by the Other Security Deed, the Other Security Deed shall also secure the payment and performance of all obligations secured by the Deed.

5.

Grantor represents and warrants that the lien and security title of the Other Security Deed is a first lien and security title on the property described therein and covered thereby and that the provisions of this Deed will not cause intervening liens to become prior to the lien and security title of the Other Security Deed. If any intervening lien exists or hereafter arises, Grantor shall cause the same to be released or subordinated to the lien and security title of the Other Security Deed, without limiting any other right or remedy available to Bank.

6.

Except as supplemented and/or modified by this Deed, all of the terms, covenants and conditions of the Other Security Deed and the Other Loan Documents executed in connection therewith shall remain in full force and effect.

7.

Grantor and Bank acknowledge and agree that: the Deed shall constitute a lien, security title or charge upon only that property described in the Deed as the “Property”; the Gwinnett Security Deed shall constitute a lien, security title or charge upon only that property described therein as the “Property”; and the Forsyth Security Deed shall constitute a lien, security title or charge upon only that property described therein as the “Mortgaged Property”.

8.

The Grantor hereby agrees and consents that the occurrence of a “Default” under the Gwinnett Security Deed or an “Event of Default” under the Forsyth Security Deed will be at Bank’s option a “Default” under the Deed, and no notice will be required to be given to the Grantor in connection therewith. In the event of a “Default” under the Gwinnett Security Deed or an “Event of Default” under the Forsyth Security Deed, the Bank shall have the right, in its sole and absolute discretion, to exercise any and all of its rights and remedies contained in or arising under the Deed and the other Loan Documents with regard to any or all of the Borrower’s Properties, including, but not limited to, an acceleration of the indebtedness secured by the Deed and the sale of one or all of the Borrower’s Properties in accordance with the terms of the Deed. No notice, except as may be required by the Deed, will be required to be given to the Grantor in connection with the Bank’s exercise of any and all of its rights and remedies after a Default has occurred.

9.

Grantor waives all rights to have all or part of the “Property” described in the Deed, the “Property” described in the Gwinnett Security Deed or the “Mortgaged Property” described in the Forsyth Security Deed marshaled upon any foreclosure of the Security Deed, the Gwinnett Security Deed or the Forsyth Security Deed. Bank shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of the Mortgaged Property and Property described in either or all of said deeds to secure debt as a whole or in separate parcels, in any order that Bank may designate. Grantor makes this waiver for itself, for all persons and entities claiming through or under Grantor and for persons and entities who may acquire a security title, lien or security interest on all or any part of the Mortgaged Property and Property described in any of said deeds to secure debt, or on any interest therein.

10.

Upon a request from Grantor asking the Bank to consent to release of one or more of the Borrower’s Properties from the cross-default and cross-collateral provisions of this Agreement, subject to Paragraph 11. below, Bank will consent to release a Borrower’s Property from the cross-default and cross-collateral provisions of this Exhibit B upon (i) the payment of the applicable Release Price (as defined below) and (ii) satisfaction of all of the Release Conditions described in Paragraph 11 below. Any sum received by Bank in connection with a release of the Forsyth Parcel shall be applied to the indebtedness secured by the Forsyth Loan Documents, any sum received by Bank in connection with a release of the Gwinnett Parcel shall be applied to the indebtedness secured by the Gwinnett Loan Documents, and sixty-seven percent (67%) of any sum received by Bank in connection with a release of the Fulton Parcel shall be applied to the indebtedness secured by the Gwinnett Loan Documents and the remainder of such sum received by the Bank shall be applied to the indebtedness secured by the Forsyth Loan Documents. Notwithstanding any provision of this Exhibit B to the contrary, the Grantor shall not be permitted to request a release of any of the Borrower’s Properties from the cross-default and cross-collateral provisions of this Exhibit B, if at the time of such request, a “Default” or “Event of Default” exists under either the Forsyth Loan or the Gwinnett Loan. No release of any of the Borrower’s Properties from the cross-default and cross-collateral provisions of this Exhibit B shall be permitted by Bank unless Grantor has paid all costs and expenses of Bank incurred in connection with its processing of the requested release, including, without limitation, all title endorsement premiums, recording fees, inspection fees, and attorney fees.

11.	For purposes of this Exhibit B, the “Release Conditions” means the following:

(i)	Bank receives, at no cost to Bank, such endorsements to Bank’s title insurance policies for the remaining Borrower’s Properties and other similar materials as Bank may reasonably deem necessary;

(ii)

Grantor will prepare all documents and instruments for the release of the relevant Borrower’s Property, which documents and instruments will be in form and substance reasonably satisfactory to Bank, and Grantor shall pay all costs and expenses incurred in connection with all such releases;

(iii)

Grantor shall give Bank written notice of its desire to obtain each such release, which written notice must be received by Bank no later than five (5) days prior to the date on which each such release is to be effected; and

(iv)

As a further condition to the release, if required by Bank, each guarantor of the Forsyth Loan and the Gwinnett Loan must reaffirm all obligations under his or its guaranty and confirm the amount guaranteed thereunder.

12.     For purposes of this Exhibit B, the following definitions apply:

“Forsyth Parcel” means the parcel described and so indicated on “Exhibit C” attached hereto and incorporated herein by this reference.

“Fulton Loan Documents” means the Fulton Security Deed and all other documents executed and delivered by Grantor in connection with the Fulton Security Deed.

“Fulton Parcel” means the parcel described on “Exhibit A” attached hereto and incorporated herein by this reference.

“Gwinnett Loan Documents” means the Gwinnett Security Deed and all other documents evidencing, securing or otherwise pertaining to the Gwinnett Loan.

“Gwinnett Parcel” means the parcel described and so indicated on “Exhibit C” attached hereto and incorporated herein by this reference.

“Release Price” for each of the Forsyth Parcel, Fulton Parcel and Gwinnett Parcel is as follows:

Forsyth Parcel:	$4,077,000.00 plus all accrued and unpaid interest and other indebtedness evidenced or secured by the Forsyth Loan Documents

Fulton Parcel:	$3,300,000.00

Gwinnett Parcel:	$8,175,000.00 plus all accrued and unpaid interest and other indebtedness secured or secured by the Gwinnett Loan Documents.

EXHIBIT C

LEGAL DESCRIPTION OF GWINNETT PARCEL AND FORSYTH PARCEL